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                                                                    EXHIBIT 23.2

                   [Letterhead of Coopers & Lybrand, L.L.P.]

    We consent to the incorporation by reference in this Registration Statement of Hudson Hotels Corporation on Form S-3 Amendment No. 1 of our report dated March 22, 1997, on our audit of the financial statements of HH Properties-I, Inc. as of December 31, 1997 and for the period November 15, 1996 through December 31, 1996, which report is included in the Form 10-K of Hudson Hotels Corporation. We also consent to the reference to our firm under the caption "Experts."

                                                   /s/ COOPERS & LYBRAND, L.L.P.

New York, New York

May 19, 1997